Exhibit 10.39

ADVISOR AGREEMENT AND GENERAL RELEASE

THIS AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made by and between Mark Grinbaum, on behalf of himself, his agents, assignees, successors, heirs, executors, administrators, beneficiaries, trustees and power of attorney (collectively, “Grinbaum”), and NYIAX, Inc., its current and former officers, directors, affiliates, subsidiaries, insurers, successors and assigns (individually and collectively “NYIAX”). Grinbaum and NYIAX shall be collectively referred to herein as the “Parties.”

For good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, and in consideration of the mutual covenants and undertakings set forth herein, the Parties agree as follows:

1. Role and Responsibilities. Grinbaum, Co-Founder, will serve as a Co-Founder, Executive Vice President of Financial Products to NYIAX and to provide advice and assistance to the Company as is mutually agreed by the parties (collectively, the “Services”). Grinbaum will not continue to serve in the role of Secretary of the Company. Grinbaum will work on extension of the intellectual property of NYIAX and other advisory duties which shall be which shall be provided to him from time to time by Chris Hogan (COO).

2. Advisor Fee. Grinbaum will be paid $7,500 for each month that he provides the Services, payable at the start of each month. These payments shall last for a minimum of 12 months. It is anticipated that Mark will dedicate three days per week to NYIAX. If Mark’s efforts require more time, Mark will inform NYIAX of the increased time requirement in advance and the Company and Mark will agree a revised schedule and compensation based no less than $80/hour to be paid upon NYIAX’s invoicing. Furthermore, Company shall pay or reimburse Grinbaum for all necessary and reasonable expenses incurred or paid by Grinbaum in connection with the performance of Grinbaum’s duties under this Agreement and in accordance with the Company’s expense reimbursement policies at that time. Grinbaum must receive prior written consent from his direct supervisor and furnish expense statements or vouchers or such other supporting information as it from time-to-time requests evidencing the nature of such expense, and, if appropriate, the payment thereof by Grinbaum, and otherwise in accordance with Company procedures at that time.

3. Equity. The Parties acknowledge and agree that Grinbaum is the owner of (i) 977,238 shares (founder shares) of which Grinbaum has gifted 100,000 founder shares to Chris Hogan in June of 2021 and 160,000 Options awarded 11/16/2021, the strike price of $4.40, which are fully vested. Grinbaum’s Options shall terminate from five years of grant 11/16/2021 as NSO and shall be fully available for him to effectuate during that five-year term. As of this date, Grinbaum does not own any additional shares, options, or other equity in any form. Grinbaum acknowledges and agrees that the only payments and benefits for current and any and all past services, including but not limited to payments for any bonuses, severances, salary, and other compensation, that Grinbaum is entitled to receive in the future are those specified in this Agreement.

4. Release of all Claims Against NYIAX. As a material inducement to NYIAX to enter into this Agreement and in consideration of the promises, payments, and other benefits described above, Grinbaum, on behalf of himself and any representatives, agents, estate, heirs, successors and assigns, and with full understanding of the contents and legal effect of this Agreement and having had the opportunity to consult with counsel, releases and discharges NYIAX, and its shareholders, officers, directors, supervisors, members, managers, employees, agents, representatives, attorneys, insurers, parent companies, divisions, subsidiaries, affiliates, consultants, investors, and all employee benefit plans sponsored by or contributed to by NYIAX and all related entities and persons of any kind or nature and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the “Released Parties”) from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that Grinbaum ever had or now has, whether known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Such claims include, without limitation, any claims under the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Americans with Disabilities Act, as amended; the Family and Medical Leave Act; the Genetic Information Nondiscrimination Act of 2008; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; the Age Discrimination in Employment Act (“ADEA”); New York State Human Rights Law; the New York Labor Law (including but not limited to the New York State Pay Equity Law and the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, whistleblower claims, and all provisions regulating wage and hour law); the New York State Correction Law; the New York State Civil Rights Law; Section 125 of the New York Workers’ Compensation Law; the New York City Human Rights Law; any and all other federal, state or local statutes, including those under the laws of New Jersey; and any other statutory claim, tort claim, employment, or other contract or implied contract claim, or common law claim for wrongful discharge, breach of contract, breach of an implied covenant of good faith and fair dealing, defamation, invasion of privacy, or any other claim, arising out of or in connection with or involving Grinbaum’s employment with NYIAX. The sole exceptions to section are (i) claims Grinbaum may have against Westpark Capital Inc. its parent company heirs, assigns, or successors and or Univest Securities LLC its parent company heirs, assigns or successors with respect solely to actions of Grinbaum’s previous or current personal broker, investment advisor or personal brokerage account in connection to Westpark Capital, Inc. or Univest Securities LLC or their parent companies or assigns brought before FINRA or any court of competent jurisdiction, any personal loans provided to any Released Party; (ii) a claim for the return of a loan which Grinbaum contends that he made to a Released Party; or (iii) participation in a future stockholder derivative suit, if filed by another party against NYIAX.

5. Release of all Claims Against Grinbaum. As a material inducement to Grinbaum to enter into this Agreement and in consideration of the promises described in this Agreement, NYIAX releases Grinbaum from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that Grinbaum ever had or now has, whether known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy, including, but not limited to, any statutory claim, tort claim, employment, or other contract or implied contract claim, or common law claim for wrongful discharge, breach of contract, breach of an implied covenant of good faith and fair dealing, defamation, invasion of privacy, or any other claim, arising out of or in connection with or involving Grinbaum’s employment with NYIAX.

6. Covenant Not to Sue. The Parties agree on behalf of himself/itself and any representatives, agents, estate, heirs, successors and assigns, agrees not to bring, file, claim, sue or cause, assist, or permit to be brought, filed, or claimed any action, cause of action or proceeding regarding or in any way related to any of the claims described in Paragraphs 5 and 6 above, and further agrees that this Agreement is a bar to any such claim, action, cause of action or proceeding. The Parties further agree not to participate in, seek to recover in, accept any portion of any recovery from, or assist in any action, cause of action, proceeding, complaint, litigation or investigation by other persons or entities against any of the Released Parties and/or Grinbaum, except as required by law.

7. Permitted Activities. The Parties releases above cover only those claims that arose prior to the execution of this Agreement. Execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Agreement. Additionally, nothing in this Agreement, including its non-disclosure and non-disparagement provisions, precludes the Parties from reporting possible violations of federal law or regulation, or participating in any investigation or proceeding, to or before any federal, state or local agency or governmental body, including the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA), and the EEOC (“Government Agencies”) or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation without prior authorization from or any notice. However, while Grinbaum may file a charge and participate in any such proceeding, by signing this Agreement, Grinbaum waives any right to bring a lawsuit against the Released Parties, and waives any right to any individual monetary recovery in any such proceeding or lawsuit; provided, however, notwithstanding anything to the contrary in this Agreement, in no way shall limit Grinbaum’s right to receive an award for information provided to any Government Agencies.

8. No Pending or Future Lawsuits. Grinbaum represents that he has no lawsuits, claims, actions or proceedings pending in his name, on his behalf or on behalf of any other person or entity, against NYIAX or any of the Released Parties. Grinbaum also represents that he does not intend to and will not bring any claims or proceedings on his own behalf or on behalf of any other person or entity against NYIAX or any of the Released Parties.

9. Non-Disclosure. It is the intention of the Parties, and an essential part of this Agreement, that this Agreement itself and the discussions leading up to its execution, and any of its terms and conditions, shall not be disclosed by either Party to anyone, including, but not limited to, any current or former employee of NYIAX, or in any book, diary or journal, or on any social media or other website. Except as may be required by law, neither Party shall directly or indirectly publish, disseminate, disclose, or cause or permit to be published, disseminated, or disclosed to any individual or entity any information relating to the content of this Agreement, including, without limitation, the fact or amount of the consideration provided herein. This Paragraph shall not be construed, however, to prevent either Party from disclosing information to a spouse, immediate family, any attorney, accountant, tax preparer or tax or financial advisors with whom it may consult for the purpose of obtaining professional advice or services; any governmental taxing authority; or to any court, administrative agency or officer, or judicial officer, pursuant to any valid subpoena or court or administrative order, provided, however, that prior to disclosing any such information, the Party disclosing such information shall advise any such person to whom it intends to disclose the information (other than taxing authorities) that such information is confidential and may not be disclosed by such person, except in response to a valid subpoena or judicial, agency or administrative order. In addition, NYIAX may disclose the terms on a need-to-know basis for business reasons to implement the terms of the Agreement.

10. Non-Disparagement. Grinbaum agrees that he will not make, or cause to be made, any disparaging statement or communicate any information (whether orally, in writing or electronically) that is disparaging of the Released Parties, including, without limitation, making any such statements or communications to any persons, including but not limited to customers, partners, news organizations, trade and professional organizations, governmental organizations, licensing boards, or on social media and/or social networking sites. The Company agrees that it will not make any Company statements that are disparaging statements (orally or in writing) about you, except as required by law or by a court of competent jurisdiction or as necessary to refute a disparaging comment made about the Company or its officers and directors by you. The Company further agrees to issue a press release that you are stepping down from your operational duties to allow for additional time to pursue other opportunities while still maintaining your role as a Board member.

11. Remedies. Grinbaum agrees that if he were to breach the covenants set forth in this Agreement, he would cause NYIAX irreparable harm and NYIAX would be entitled to an injunction, without any bond or security being required, in addition to whatever other remedies may be available.

12. Cooperation. Grinbaum agrees to reasonably assist and cooperate with NYIAX in the defense or prosecution of any claims or actions concerning the time period of his employment asserted by or made against any of the Released Parties, or in connection with any ongoing or future investigation or dispute or claim of any kind involving NYIAX, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Grinbaum, pertinent knowledge possessed by Grinbaum, or any act or omission by Grinbaum. Grinbaum agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Paragraph. NYIAX shall reimburse Grinbaum for any reasonable out-of-pocket travel and accommodation-related expenses incurred by him as a result of such cooperation, and such cooperation shall be subject to his reasonable professional availability. Nothing in this Paragraph is intended to preclude Grinbaum from testifying truthfully if compelled by legal or administrative process to testify as a witness in any legal proceeding.

13. Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided, however that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

14. Complete Agreement. This Agreement set forth the entire agreement between the Parties, and fully supersede any and all prior agreements (including, but not limited to, any employment agreements, compensation agreements, Board agreements) or understandings, whether oral or written, between the Parties pertaining to actual or potential claims arising from Grinbaum’s employment with NYIAX. Grinbaum expressly warrants and represents that no promise or agreement which is not expressed in this Agreement has been made to Grinbaum in executing this Agreement.

15. No Admission of Liability. The execution of this Settlement Agreement shall not be construed as an admission of any liability whatsoever by either Party, which liability is expressly disclaimed by each of them.

16. Waiver. A waiver by NYIAX of a breach of any provision of this Agreement by Grinbaum shall not operate or be construed as a waiver or estoppel of any subsequent breach by Grinbaum. No waiver shall be valid unless in writing and signed by an authorized officer of NYIAX.

17. Amendment. This Agreement may not be altered, amended, or modified except in writing signed by the Parties.

18. Joint Participation. The Parties hereto participated jointly in the negotiation and preparation of this Agreement. Accordingly, it is agreed that no rule of construction shall apply against any Party or in favor of any Party. This Agreement shall be construed as if the Parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against one Party and in favor of the other.

19. Knowing and Voluntary. Grinbaum acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the federal Age Discrimination in Employment Act (the “ADEA Waiver”) and that the consideration given for the ADEA Waiver is in addition to anything of value to which he is already entitled. He further acknowledges that: (a) ADEA Waiver does not apply to any claims that may arise after he signs this Agreement; (b) he should consult with an attorney prior to executing this Agreement; (c) he has 21 calendar days within which to consider this Agreement (although he may choose to execute Agreement earlier); (d) he has 7 calendar days following the execution of the Agreement to revoke this Agreement; and (e) the Agreement will not be effective until the eighth day after he signs this Agreement provided that he has not revoked it (the “Effective Date”). He agrees that any modifications, material or otherwise, made to this Agreement does not restart or affect in any manner the original 21-day consideration period provided in this Paragraph. To revoke the Agreement, Grinbaum must email Tom O’Neill, NYIAX Chairman, at toneill1001@gmail.com, prior to the end of the 7-day period. Grinbaum acknowledges that his consent to this Agreement is knowing and voluntary.

20. Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its choice of law provisions.

21. Execution of Agreement. This Agreement may be executed in counterparts, each of which shall be considered an original, but which when taken together, shall constitute one Agreement. The Agreement, to the extent signed and delivered by means of a facsimile machine or by PDF File (portable document format file), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the originally signed version delivered in person. At the request of any Party hereto, each other Party shall re-execute original forms hereof and deliver them to all other Parties.

PLEASE READ THIS ENTIRE AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. TO THE EXTENT PROVIDED BY LAW, THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING ALL CLAIMS UNDER FEDERAL, STATE, AND LOCAL LAWS.

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Mark Grinbaum

/s/ Mark Grinbaum
Mark Grinbaum
Date: 05/17/2022

NYIAX

By:	/s/ William Feldman
Title:
Date:	May 24, 2022

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